UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2009
Micrus Endovascular Corporation (Exact name of registrant as specified in its charter)
Delaware	000-51323	23-2853441
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

821 Fox Lane, San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

(408) 433-1400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01	Financial Statements and Exhibits
SIGNATURE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 11, 2009, Micrus Endovascular Corporation implemented a Bonus Program for certain executive and senior employees, including its named executive officers.  Under the Bonus Program, each named executive officer may receive a bonus payment equal to up to 16.5% of his or her base salary for fiscal year 2010.  The payment is conditioned upon both the achievement of three specific corporate objectives and approval of the payment by the Compensation Committee of the Board of Directors.  The objectives are achievement of a specific revenue target for fiscal year 2010; positive earnings per share for fiscal year 2010; and positive cash flow for fiscal year 2010. All objectives must be met in order for a bonus payment to be made, and payment will be subject to the discretion of the Compensation Committee even if the bonus criteria are met.  Bonuses, if any, will be paid during fiscal year 2011.  The Bonus Program replaces the Employee Cash Bonus Plan under which the Company’s executives were eligible for bonus payments during prior fiscal years.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRUS ENDOVASCULAR CORPORATION (Registrant)

Date: May 12, 2009	By: /s/Gordon T. Sangster Gordon T. Sangster Chief Financial Officer